Exhibit 10.29

Amendment No. 1 to Warrant to Purchase Series B Preferred Stock of
Celularity Inc.

This Amendment No. 1 to Warrant to Purchase Series B Preferred Stock of Celularity Inc. (this “Amendment”) is made effective as of January 8, 2021, by and between Celularity Inc., a Delaware corporation (the “Company”), and Starr International Investments, Ltd. (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Warrant (as defined below).

Whereas, the Company previously issued to the Holder that certain Warrant to Purchase Series B Preferred Stock of Celularity Inc. dated as of March 16, 2020 (the “Warrant”), to purchase up to 4,320,027 shares of the Company’s Series B Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”);

Whereas, pursuant to Section 12(a) of the Warrant, the Warrant may be modified or amended with the written consent of the Company and the holders (the “Starr Holders”) of warrants to acquire at least a majority of the aggregate shares of capital stock then issuable upon exercise of all Starr Warrants (the “Starr Shares”);

Whereas, the Company and the Holder hereby agree to modify and amend the Warrant as described below; and

Whereas, concurrently with the execution and delivery of this Amendment, the Company and each other Starr Holder have agreed to modify and amend each Starr Warrant other than the Warrant in the same way as the Warrant is being amended pursuant to this Amendment.

Now, Therefore, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the Company and the Holder hereby agree as follows:

1. Section 4 of the Warrant is hereby amended and restated in its entirety to read as follows:

“4 Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 3 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal offices of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder), upon payment in cash or by check acceptable to the Company of the Exercise Price of the shares to be purchased (the “Shares”).

(b) From time to time following the completion of the first Trading Day immediately following, and subject to, the closing (“Closing”) of the transactions contemplated by that certain Merger Agreement and Plan of Reorganization dated on the date hereof (without giving effect to any amendment, modification or waiver thereof following the date hereof, the “GX Merger Agreement”), by and among GX Acquisition Corp. (“GX”), Alpha First Merger Sub, Inc., Alpha Second Merger Sub, LLC and the Company, in lieu of payment of the aggregate Exercise Price in the manner as specified in Section 4(a), but otherwise in accordance with the requirements of Section 4(a), the Holder may elect to receive the Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Upon such exercise pursuant to this Section 4(b), the Holder shall be issued such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =	the number of Shares to be issued to the Holder;

Y =	the number of Shares with respect to which this Warrant is being exercised;

A =	the VWAP on the Trading Date immediately preceding the date of the applicable Notice of Exercise; and

B =	the Exercise Price.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the GX Class A Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the GX Class A Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the GX Class A Common Stock for such date (or the nearest preceding date) on the Trading Market on which the GX Class A Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (ii) if the GX Class A Common Stock is not then listed or quoted on a Trading Market, but is listed or quoted on OTCQB or OTCQX, the volume weighted average price of the GX Class A Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable; (iii) if the GX Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the GX Class A Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the GX Class A Common Stock so reported; or (iv) in all other cases, the fair market value of a share of GX Class A Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Starr Shares then outstanding and reasonably acceptable to GX.

For the avoidance of doubt, if the Closing does not occur, the Warrant shall not be exercisable under this Section 4(b).

2. Section 13(a) of the Warrant is hereby amended by adding the following sentence at the end of such provision:

“Subject to and upon consummation of the Closing (as defined in the GX Merger Agreement), if this Warrant is not exercised in whole prior to the Closing, this Warrant (or the unexercised portion thereof) shall be deemed to be a Converted Warrant (as defined in the GX Merger Agreement), with the rights set forth in Section 3.01(b)(iv) of the GX Merger Agreement.”

3. The form of Notice of Exercise attached to the Warrant is hereby amended and restated in its entirety by the form attached hereto as Exhibit A.

4. This Amendment may be executed and delivered in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. This Amendment is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Amendment shall be resolved exclusively by the state or federal courts located within the City of Wilmington in the State of Delaware, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

6. Except as expressly amended and modified hereby, the Warrant shall remain in full force and effect, and shall be binding on all parties thereto, and the Warrant shall be read together and construed with this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first written above.

COMPANY:

CELULARITY INC.

By:	/s/ Robert J. Hariri
	Name:	Robert J. Hariri, M.D., Ph.D.
	Title:	Chief Executive Officer

HOLDER:

STARR INTERNATIONAL INVESTMENTS, LTD.

By:	/s/ John J. Casale
	Name:	John J. Casale
	Title:	Authorized Signatory

Exhibit A

Notice of Exercise

To:	Celularity Inc.
170 Park Avenue
Florham Park, NJ 07932

By checking the appropriate line, the undersigned (“Holder”), pursuant to the provisions set forth in the Warrant to Purchase Series B Preferred Stock dated March 16, 2020, as amended (the “Warrant”), hereby elects to purchase ____________ shares of [Series B Preferred Stock] / [GX Class A Common Stock] (as defined in the Warrant) pursuant to the terms of the Warrant, and tenders herewith payment of the purchase price for such shares in full as follows:

☐	check in the amount of $________ payable to order of the Company enclosed herewith

☐	wire transfer of immediately available funds to the Company’s bank account

☐	cashless exercise pursuant to Section 4(b) of the Warrant

[Print Name]

[Date]	[Signature]